EXHIBIT 23.2






                      GARB GRUBBS HARRIS & ASSOCIATES, INC.
                  (Formerly Forrest A. Garb & Associates, Inc.)
                       INTERNATIONAL PETROLEUM CONSULTANTS
                        5310 HARVEST HILL ROAD, SUITE 160
                            DALLAS, TEXAS 75230-5805
                       TEL: 972.788.1110 FAX: 972.991.3160
                           email: forgarb@forgarb.com



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
                   ------------------------------------------



Garb Grubbs Harris & Associates, Inc., petroleum consultants, hereby consent to the incorporation by reference in any registration statement or other document filed with the Securities and Exchange Commission by Seitel, Inc., our reserve report dated December 31, 1999, and to all references to our firm included therein.


                                 Garb Grubbs Harris & Associates, Inc.


                                 By:         /s/ Ronald L. Grubbs
                                             -----------------------------------
                                 Name:       Ronald L. Grubbs
                                             -----------------------------------
                                 Title:      Chief Executive Officer
                                             -----------------------------------
                                 Dallas, Texas
                                 March 29, 2000